EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 337 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated December 30, 2020 which was filed as Exhibit (i) to Post-Effective Amendment No. 335.

/s/ Sarah McLaughlin
Sarah McLaughlin, Esq.

February 25, 2021

Boston, Massachusetts